EXHIBIT 99.2

Certification of Vice President Finance and Strategic Planning

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Spectrum Pharmaceuticals, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that:

               (i)     the accompanying Amendment Number One to the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

               (ii)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2003	/s/ John L. McManus

John L. McManus Vice President Finance and Strategic Planning

The forgoing certification is being furnished solely to accompany the report pursuant to 18 U.S.C. § 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to Spectrum Pharmaceuticals, Inc. and will be retained by Spectrum Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.